UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 2, 2005
American Real Estate Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9516	13-3398766
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 South Bedford Road, Mt. Kisco, NY 10549
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (914) 242-7700
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
EXHIBIT INDEX
SIGNATURES
EX-99.1: ITEM 6. SELECTED FINANCIAL DATA
EX-99.2: ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
EX-99.3: ITEM 8. FINANCIAL STATEMENTS
EX-99.4: ITEM 15. EXHIBITS, FINANCIAL STATEMENT SCHEDULES

Section 8 — Other Events

Item 8.01	Other Events.
      As a result of (1) our acquisitions of NEG Holding LLC, Panaco, Inc., GB Holdings, Inc. and Atlantic Coast Entertainment Holdings, Inc. in June 2005, (2) the elimination of investment and interest income as reportable segments, and (3) the reclassification of certain real estate and resorts to properties held for sale during the third quarter of 2005, we have restated our financial statements for the year ended December 31, 2004 and reclassified the income and expenses of such properties to discontinued operations for the third quarter of 2005 and for all prior periods. Accordingly, we are providing updated information for the following: Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Financial Statements, and Exhibits and Financial Statement Schedules, for the periods contained in our Annual Report on Form 10-K for the year ended December 31, 2004 (“Form 10-K”). All other items of the Form 10-K remain unchanged.
Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
      (c) Exhibits.

Exhibit No.	Description

99.1	Item 6. Selected Financial Data.

99.2	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

99.3	Item 8. Financial Statements.

99.4	Item 15. Exhibits, Financial Statement Schedules.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Item 6. Selected Financial Data.
99.2	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.
99.3	Item 8. Financial Statements.
99.4	Item 15. Exhibits, Financial Statement Schedules.
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SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REAL ESTATE PARTNERS, L.P.

By:	American Property Investors, Inc.

General Partner

By:	/s/ Jon F. Weber

Jon F. Weber
President and Chief Financial Officer
Date: December 2, 2005